                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-131630

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JUNE 27, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

                                  $987,020,570
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR


                          [COUNTRYWIDE HOME LOANS LOGO]
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2006-23CB
                                 ISSUING ENTITY

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-23CB

     This Supplement revises the Prospectus Supplement dated June 27, 2006 to the Prospectus dated March 27, 2006 with respect to the above captioned series of certificates as follows:

                     [text continues on the following page]


UBS INVESTMENT BANK                           COUNTRYWIDE SECURITIES CORPORATION

                  The date of this Supplement is July 7, 2006.

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1. On page S-88 of the Prospectus Supplement, the definition of "Combined
Priority Amount" is hereby replaced with the following:

     "Combined Priority Amount" for any Distribution Date will equal the product of (I) 84.8530748258% and (II) the lesser of (x) 98% of the Senior Principal Distribution Amount for loan group 1 and (y) sum of (i) the product of (A) the Senior Percentage for loan group 1, (B) the Scheduled Principal Distribution Amount for loan group 1, (C) the Shift Percentage and (D) the Combined Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage for loan group 1, (B) the Unscheduled Principal Distribution Amount for loan group 1, (C) the Prepayment Shift Percentage and (D) the Combined Priority Percentage.

2. On page S-88 of the Prospectus Supplement, the definition of "Class 1-A-3 Priority Amount" is hereby replaced with the following:

     "Class 1-A-3 Priority Amount" for any Distribution Date will equal the product of (I) 15.1469251742% and (II) the sum of (i) the product of (A) the Senior Percentage for loan group 1, (B) the Scheduled Principal Distribution Amount for loan group 1, (C) the Shift Percentage and (D) the Class 1-A-3 Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage for loan group 1, (B) the Unscheduled Principal Distribution Amount for loan group 1, (C) the Prepayment Shift Percentage and (D) the Class 1-A-3 Priority Percentage.

3. On page S-89 of the Prospectus Supplement, the definition of "Class 2-A-3 and Class 2-A-4 Priority Amount" is hereby replaced with the following:

     "Class 2-A-3 and Class 2-A-4 Priority Amount" for any Distribution Date will equal the product of (I) 49.9998894840% and (II) the lesser of (x) 98% of the Senior Principal Distribution Amount for loan group 2 and (y) to the sum of
(i) the product of (A) the Senior Percentage for loan group 2, (B) the Scheduled Principal Distribution Amount for loan group 2, (C) the Shift Percentage and (D) the Class 2-A-3 and Class 2-A-4 Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage for loan group 2, (B) the Unscheduled Principal Distribution Amount for loan group 2, (C) the Prepayment Shift Percentage and
(D) the Class 2-A-3 and Class 2-A-4 Priority Percentage.